EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Post-Effective Amendment No. 1) of our report dated November 13, 2018 with respect to the audited financial statements of Agentix Corp. (formerly FairWind Energy, Inc.) for the year ended August 31, 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 3, 2020